NATHAN'S FAMOUS, INC.
                            CODE OF BUSINESS CONDUCT







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Dear Fellow Employee:

     We believe that you should know the Company's position on basic legal, ethical, and social issues that affect the way we conduct our business. This booklet sets forth our basic standards and rules, and is intended to formalize the Company's existing ethical and procedural guidelines, and provide you with a readily accessible tool to help assure compliance.

     Company's Code of Business Conduct has been designed to deter wrongdoing and to promote:

o    Honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships.

o Full, fair, accurate, timely and understandable disclosure in reports and documents that Nathan's files with, or submits to, government agencies and in other public communications.

o Protecting Nathan's confidential and proprietary information and that of our customers' and vendors'.

o    Compliance with applicable governmental laws, rules and regulations.

o    The prompt internal  reporting of violations of this Code.

o    Accountability for adherence to this Code.

     You are expected to read the Code and become familiar with its contents. All employees must abide by the Code, and maintain the highest standards of personal and professional conduct in the performance of any and all business activities.


                                            Sincerely,

                                            Wayne Norbitz
                                            President



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                                                                           14.1

I.       INTRODUCTION

         A.       Code of Business Conduct

     The Company's Code of Business Conduct (the "Code") is a statement of the Company's policies and procedures for conducting its business in a legal and ethical manner. It has been issued to all employees in order to reaffirm the Company's existing policies relating to ethical standards and business practices.

     The Code includes provisions from existing corporate policies to provide an accessible reference for all employees. Certain corporate policies set forth more detailed information on subjects covered by the Code.

     All policies and procedures in the Code apply to all employees and agents of the Company, its subsidiaries, divisions and affiliates (collectively the "Company"), whether operating inside or outside of the United States. References to employees in the Code also include agents.

     The Company expects you, and all its other employees, to observe high ethical standards in the performance of your respective duties, and to observe all laws and regulations governing business transactions and practices. The Company expects you to act in good faith, responsibly, with due care, competence and diligence, without misrepresenting or omitting material facts or allowing your independent judgment to be compromised or subordinated and to pro-actively promote ethical behavior among your subordinates and peers. The Company's policy is to prevent the occurrence of illegal or unethical behavior, to halt any illegal or unethical behavior that may occur as soon as reasonably possible after its discovery, and to discipline those who violate the Code, including individuals responsible for the failure to exercise proper supervision and oversight to detect and report a violation by their subordinate employees. Discipline may, when appropriate, include termination.

         B.       Guidance and Interpretation

     Government regulation of business activities continues to increase, which results in more complex laws, regulations and procedures. Accordingly, whenever the legality or propriety of any proposed course of conduct which you are involved in is subject to question, it is incumbent upon you to obtain advice concerning these policies from the person to whom you report, and, when appropriate, to request advice from the Company's General Counsel. If you have a question regarding the applicability or interpretation of the Code you should utilize the procedures specified in the section entitled "IMPLEMENTATION OF THE CODE".

     THE CODE IS NOT A CONTRACT, AND IS NOT INTENDED TO CREATE ANY CONTRACTUAL OBLIGATIONS ON THE PART OF THE COMPANY OR ITS SUBSIDIARIES OR AFFILIATES. THE CODE ALSO DOES NOT ALTER THE EXISTING AT-WILL EMPLOYMENT RELATIONSHIP BETWEEN THE COMPANY AND YOU.

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II.      COMPLIANCE WITH THE LAW

     As an employee of the Company, you are required to comply with applicable laws, rules and regulations for federal, state, and local governments applicable to the Company, and with the rules and regulations of private and public regulatory agencies having jurisdiction over the Company, as well as the highest standards of business ethics and conduct in every country in which the Company does business. You cannot justify or be excused from the consequences of an action which is prohibited by the Company by saying that you were ordered to perform the action by someone higher in authority. No one is ever authorized by the Company to direct you to commit a prohibited act. You are responsible for your own actions. You must acquaint yourself with the legal standards and restrictions applicable to your assigned duties and responsibilities, and conduct yourself accordingly. You also should understand that compliance with the letter of the law, but not the spirit, is insufficient. Even the appearance of unethical or inappropriate behavior could have a negative impact on the Company and its employees.

III.     CONFLICTS OF INTEREST

     You must engage in honest and ethical conduct and avoid any investment, interest, or association that might cause an actual or apparent conflict of interest between your personal relationships and your obligation to perform your responsibilities in the best interests of the Company. Specifically:

(1) You shall deal with all suppliers, customers, and all other persons doing business with the Company in a completely fair and objective manner without favor or preference based upon personal financial considerations.

(2) You shall not accept from or give to any supplier, customer or competitor any gift or entertainment (except as permitted under the section of the Code on "GIFTS AND ENTERTAINMENT").

(3) You shall not do business with a close relative on behalf of the Company, unless the transaction is on arms-length terms and is disclosed, in writing, to the President of the Company (and so long as the Company's legal counsel determines that the transaction is not inconsistent with the purposes of this policy).

(4) You shall not, directly or indirectly, own any financial interest in or hold any employment or managerial position with any firm or corporation which is a competitor of or which does or seeks to do business with the Company if such interest or position may influence any decision that you might make in the performance of your duties.

(5) You have the affirmative duty to disclose to the corporate officer responsible for your function, the existence of any personal material, financial interest in, or employment or managerial position with any firm or corporation which is a competitor of or which seeks

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     to do or does  business  with the Company.  Each  corporate  officer  shall review each such case with the Company's legal counsel, and they shall determine whether the existence of such interest or position is or may be in conflict with this policy or otherwise detrimental to the best interests of the Company or any of its operations. If it is determined that such conflict or detrimental effect may occur, such steps as are necessary to correct the situation will be immediately instituted.

IV.      TRADE SECRETS AND CONFIDENTIAL INFORMATION

     The disclosure of trade secrets and confidential information regarding the Company's business operations, whether intentional or accidental, can adversely affect the financial stability of the Company and the job security of its employees. Because of this risk of harm to the Company and its employees, you shall not, without the prior written consent of the Company, during the term of your employment or afterwards, use, directly or indirectly, for your benefit or the benefit of others, or disclose to others, any trade secrets or confidential information which you obtained during the course of your employment, including by participating in Internet "chat rooms," through postings on Internet message boards or otherwise.

     You shall return any of the Company's confidential information at the Company's request or upon any termination of your employment.

V.       GIFTS AND ENTERTAINMENT

     You shall not seek or accept, or offer or give any payments, fees, loans, services or gifts from or to any person or firm as a condition or result of doing business with the Company. The Company's policy is intended to permit gifts of reasonable value, normal business meals and entertainment, the exchange of customary reciprocal courtesies between employees of the Company and their business associates, and similar customary and reasonable expenditures to promote general business goodwill.

     Reasonable expenditures for gifts to, and the entertainment of business contacts by Company employees may be made if the expenditures have been appropriately authorized and are correctly recorded on the books of the paying entity. However, entertainment or gifts shall not be of substantial monetary value nor exceed that value customarily and openly provided by responsible competitors of the Company in the area involved.

     With respect to gifts to, and entertainment of, government officials or employees, this policy is subject to the provisions of "UNITED STATES GOVERNMENT PAYMENTS" and "FOREIGN GOVERNMENT PAYMENTS."

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VI.      ACCURACY AND INTEGRITY OF REPORTS, BOOKS, RECORDS AND ACCOUNTS

     All employees must perform their responsibilities with a view to causing periodic reports and documents filed with or submitted to the Securities and Exchange Commission and all other public communications made by the Company to contain information which is accurate, complete, fair, objective, relevant, timely and understandable.

     All of the Company's books, records, accounts and financial statements must accurately reflect the nature of the transactions recorded and must conform both to applicable legal and accounting requirements and to the Company's system of internal controls. All assets and liabilities of the Company must be recorded in the regular books of account. No undisclosed or unrecorded fund or asset shall be established in any amount for any purpose. No false or artificial entries shall be made for any purpose. No payment shall be made, or purchase price agreed to, with the intention or understanding that any part of such payment is to be used for any purpose other than that described in the document supporting the payment.

     This policy is not limited to accounting and auditing personnel. It applies to all employees, including anyone negotiating and authorizing sales and purchase contracts, submitting expense reports, or preparing or paying invoices. All employees are responsible to report to the Company any concerns regarding questionable accounting and auditing matters that may come to their attention.

     You may submit a good faith complaint regarding accounting or auditing matters without fear of dismissal or retaliation of any kind. The Company is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Company's Audit Committee will oversee treatment of employee concerns in this area.

     In order to facilitate the reporting of employee complaints, the Company's Audit Committee has established procedures for (1) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters ("Accounting Matters") and (2) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. If you have any concerns regarding questionable Accounting Matters, you are encouraged to report your concerns by using the toll-free number established by the Company for that purpose. (See "IMPLEMENTATION OF THE CODE-Reporting of Violations," below.)

     Examples of questionable Accounting Matters include, without limitation, the following:

o fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

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o    fraud or deliberate  error in the recording  and  maintaining  of financial records of the Company;

o deficiencies in or noncompliance with the Company's internal accounting controls;

o misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or

o    deviation  from  full  and  fair  reporting  of  the  Company's   financial
     condition.

     Should you make a complaint, it will be forwarded to the Chairman of the Audit Committee who will (i) determine whether the complaint actually pertains to Accounting Matters and (ii) when the complaint is not made anonymously, acknowledged receipt of the complaint to the sender. Complaints relating to Accounting Matters will be reviewed under Audit Committee direction and oversight by the Company's Independent Auditor, legal counsel, or such other person as the Audit Committee determines to be appropriate. Confidentiality will be maintained as required by law. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

     The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding Accounting Matters or otherwise specified in Section 806 of the Sarbanes-Oxley Act of 2002.

     The Company's legal counsel will maintain a log of all complaints, tracking their receipt, investigation and resolution and shall prepare a periodic summary report thereof for the Audit Committee. Copies of complaints and such log will be maintained in accordance with the Company's document retention policy.

 VII.    POLITICAL CONTRIBUTIONS

     It is Company Policy that:

     (1) No Company funds or services shall be paid or furnished to any political party or any candidate for or incumbent in any public office for political purposes except as expressly permitted pursuant to paragraph (2) of this provision. Although you are permitted to make personal contributions, the Company shall not reimburse you for any such contribution.

     (2)  (a) For United States:

               (i)  Federal Elections:

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                    It is  unlawful  for the Company to make a  contribution  or expenditure in connection with any United States federal election, or in connection with any primary election or political convention held to select candidates for any federal office.

               (ii) State and Local Elections:

                    No contributions of the Company's funds or resources to state or local officials or candidates shall be made without the prior written approval of the Chairman of the Board and Company's legal counsel.

          (b) For Foreign Countries:

                    No deviation  from the  prohibitions  set forth in paragraph
                    (1) of this provision may be made in any country outside of the United States without the prior written approval of the Company's legal counsel. Approval shall be given only after there has been a determination that such payment or the furnishing of such services is consistent with the laws and highest standards of business ethics and conduct of the country involved.

VIII.    UNITED STATES GOVERNMENT PAYMENTS

     You shall not directly or indirectly give, offer or promise any form of bribe, gratuity, or kickback to a United States official or employee, or any state, local, or municipal official or employee.

IX.      FOREIGN GOVERNMENT PAYMENTS

     The  Company  competes  on  the  basis  of  price,  quality,  and  service.
Therefore, it is the policy of the Company to comply with the United States Foreign Corrupt Practices Act, and with local law applicable to governmental payments. It is the Company's policy that you and its other employees shall not directly or indirectly pay, give or offer money or anything of value to any foreign government officer, employee or representative, or to any foreign political party or candidate for or incumbent in any foreign political office, in order to assist in obtaining, retaining or directing business.

X.       EQUAL EMPLOYMENT OPPORTUNITY LAWS

     It is the policy of the Company to provide employment opportunities without regard to race, color, religion, sex, national origin, age, disability, marital status, citizenship status, sexual orientation or status as a Vietnam-Era Veteran or Disabled Veteran, or any protected characteristics set forth by local, state and federal fair employment practice statutes.

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XI.      HARASSMENT

     It is the policy of the Company to maintain a work environment free from harassment and/or intimidation of any type. The Company believes that every employee has the right to work in an environment totally free of discrimination, sexual harassment, and ethnic, racial, discriminatory, or sex-oriented joking or epithets. Such conduct does not advance the purpose of our Company. It is also morally wrong and may subject the Company to legal exposure. It is part of every employee's responsibility to maintain a work place that is free of any form of sexual harassment. Therefore, you are required to report all incidents of harassment. Furthermore, supervisory favoritism of any kind toward any applicant or employee as a result of sexual conduct is strictly forbidden. As a supervisor, you must discuss this policy with the people who work for you and advise them that they should not tolerate insulting, degrading or offensive treatment.

     Sexual Harassment consists of unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature when:

o Submission to such conduct is made either explicitly or implicitly a term or condition of an individual's employment or

o Submission to or rejection of such conduct by an individual is used as a basis for employment decisions affecting such individual; or

o Such conduct has the purpose to effect or unreasonably interfere with an individual's work performance or creating an intimidating, hostile or offensive working environment.

     Sexual Harassment takes many different forms, the following are examples of prohibited conduct:

        Verbal: Sexual innuendoes, degrading words, graphic or suggestive comments about a person's dress or body, jokes of a sexual nature, sexual propositions, threats, etc.

        Non-Verbal:    Display of  pornographic or  sexually  suggestive objects
                       or pictures, suggestive or insulting sounds, leering, whistling, obscene gestures.

        Physical:      Unwanted physical contact, including touching, pinching,
                       brushing up against the body, coerced sexual intercourse, assault or comments about such behavior.

     Sexual harassment may be overt or subtle; verbal, non-verbal or physical. Regardless of its nature, the Company will not tolerate sexual harassment.

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     If you  believe  that you were  subjected  to  sexual  harassment,  you are encouraged to follow these guidelines:

o Report the harassment to your immediate supervisor or the department head or the Human Resources Director. Management will investigate the complaint thoroughly in a confidential manner, documenting all information provided. Only those persons necessary for the investigation will be involved in the process. If necessary, dependent upon the severity of the offense and the outcome of Management's investigation the Company's legal counsel will be called in to the investigation process.

o Alternatively, you may report instances of harassment using the toll-free number established by the Company for that purpose. (See "IMPLEMENTATION OF THE CODE-Reporting of Violations," below.)

     Employees will not be subject to any form of retaliation or discipline for filing a sexual harassment complaint. If the Company determines that a complaint is valid, it will take appropriate measures in response. Consequently, if you engage in this type of prohibited conduct you will be subject to disciplinary action, up to and including termination.

XII.     COMMERCIAL TRANSACTIONS

     You have an obligation to deal with the Company's customers and suppliers in a consistently legal, fair, and honorable manner. All contractual arrangements and transactions with third parties, such as distributors, customers, or consultants, must be formalized in a written contract or purchase order which provides for services that are in fact to be performed, and for reasonable fees. No commission payment shall be made in excess of those required in the ordinary course of business, and such payments shall be made strictly in accordance with the Company's approval process. Neither the Company nor any employee shall make any payment for the benefit of any supplier, customer, distributor, or other person for the purpose of inducing that person to act against the interest of his or her employer.

XIII.    HEALTH AND SAFETY LAWS

     The Company is committed to providing its employees with a safe and healthy work environment. You shall comply with all applicable occupational health and safety laws and regulations.

XIV.     ANTITRUST LAWS

     The Company has consistently maintained a policy of strict compliance with all aspects of the anti-trust laws. U.S. anti-trust laws govern the Company's conduct and transactions in dealing with competitors, customers and suppliers. Severe criminal and civil penalties may be imposed on the Company and on its employees if an employee authorizes or participates in a violation of the anti-trust laws. Therefore, it is important to understand and strictly follow this

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policy so the  Company and its  employees  may avoid even the  appearance  of an anti-trust violation.

     In order to avoid activities that may raise inferences of a violation or result in allegations of a violation of antitrust laws, the following policies shall apply:

     (1) You shall not enter into any understanding, agreement, plan, or scheme which you have reason to believe or has been advised by counsel for the Company is illegal under any of the antitrust laws.

     (2) You shall not exchange or discuss with any competitor information relating to Company prices or pricing policies, distribution policies, supplier or customer selection or classifications, credit policies, or any other similar competitive information.

     (3) You shall not knowingly participate in any formal or informal meetings with third parties at which agreements or understandings of the type described in Paragraph 1 are being made or at which information of the type described in Paragraph 2 is being exchanged or discussed.

XV.      ENVIRONMENTAL LAWS

     It is the policy and practice of the Company to promote the protection of people and the environment as a part of everything we do and every decision we make. The Company's goal is to avoid creating any situation that may lead to unacceptable environmental, health, or safety hazards for employees, the public, or the environment. Accordingly, all employees of the Company, and all of its facilities and operations, shall comply with all applicable environmental laws, rules, and regulations, including those dealing with emissions to the atmosphere, discharges to surface or underground waters or publicly owned treatment works, drinking water supplies, solid and hazardous waste management, releases of hazardous substances, community emergency response planning, and toxic substances control.

XVI.     SECURITIES TRADING

     The Company encourages investment in its publicly traded securities by those associated with the Company. However, you shall not, regardless of your position with the Company, purchase or sell, directly or indirectly through third persons, the Company's securities on the basis of material information known to you but not known to the public. If you possess material non-public information concerning a corporation, it is illegal for you to trade in securities of the corporation. All directors, officers and employees of the Company, and third parties who are in a confidential relationship with the Company, shall not trade in or recommend the purchase or a sale of the Company's common shares (or any other securities) while they are in possession of "material information" regarding the operations or prospects of the Company that has not been

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


publicly disclosed and disseminated to the investment community, nor shall they trade in or recommend the sale of such securities on the basis of rumors. In addition, such persons shall not participate in discussions in Internet "chat rooms," post messages on message boards or otherwise circulate rumors (whether or not true) which could affect the price of the Company's common stock or other securities.

     All directors, officers and employees of the Company, and third parties who are in a confidential relationship with the Company shall also similarly abstain from trading in, or recommending the purchase or sale of the securities of any other corporation which they have obtained unpublicized "material information" as a result of their employment by the Company.

     "Material information" is information which, if publicly disclosed, could reasonably be expected to affect the market value of a corporation's securities or to influence investor decisions with respect to those securities. Specific examples of "material information" include generally unanticipated changes in annual and quarterly earnings or dividend rates, significant acquisitions, proposed tender offers or stock splits, and senior management changes. Information regarding major new products, contract awards, expansion plans, or significant litigation or regulatory proceedings may also fall in the category of "material information".

XVII. SPECIAL ETHICS OBLIGATIONS FOR EMPLOYEES WITH FINANCIAL REPORTING RESPONSIBILITIES

     The Finance Department bears a special responsibility for promoting integrity throughout the organization, with responsibilities to stakeholders both inside and outside of the Company. The Chief Executive Officer and Finance Department personnel have a special role both to adhere to these principles themselves also also to ensure that a culture exists throughout the company as a whole that ensures the fair and timely reporting of the Company financial results and condition.

     Because of this special role, the Chief Executive Officer and all members of the Company Finance Department are bound by the following Financial Officer Code of Ethics, and by accepting the Code of Business Conduct, each agrees that he or she will, in his or her capacity as an employee of the Company:

o Act with honesty and integrity, avoiding actual or apparent conflicts between his or her personal, private interests and the interests of the Company, including receiving improper personal benefits as a result of his or her position.

o Disclose to the Chair of the Audit Committee of Nathans' Board of Directors any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

o Perform responsibilities with a view to causing periodic reports and documents filed with or submitted to the SEC and all other public communications made by the Company to

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


     contain information which is accurate, complete, fair, objective, relevant, timely and understandable.

o Comply with laws, rules and regulations of federal, state, and local governments applicable to the Company, and with the rules and regulations of private and public regulatory agencies having jurisdiction over the Company.

o Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting or omitting material facts or allowing independent judgment to be compromised or subordinated.

o Respect the confidentiality of information acquired in the course of performance of his or her responsibilities except when authorized or otherwise legally obligated to disclose any such information; not use confidential information acquired in the course of performing his or her responsibilities for personal advantage.

o Share knowledge and maintain skills important and relevant to the needs of the Company, its shareholders and other constituencies, and the general public.

o Pro-actively promote ethical behavior among subordinates and peers in his or her work environment and community.

o Use and control all corporate assets and resources employed by or entrusted to him or her in a responsible manner.

o    Advance the Company's legitimate interests when the opportunity arises.

o Promptly report to the Chairman of the Audit Committee any conduct that the individual believes to be a violation of law or business ethics or of any provision of the Code, including any transaction or relationship that reasonably could be expected to give rise to such a conflict.

     Violations of this Financial Officer Code of Ethics, including failures to report potential violations by others, will be viewed as a severe disciplinary matter that may result in personnel action, including termination of employment. If you believe that a violation of the Financial Officer Code of Ethics has occurred, follow the procedures contained in Section XVIII of the Code. Reports made through the toll-free number are sent directly to the Chairman of the Audit Committee of the Board of Directors. The Audit Committee will investigate any reported violations and will oversee an appropriate response, including corrective action and preventative measures.

     Any request for a waiver of any provision of this Code must be in writing and addressed to the Audit Committee. Any waiver of the Financial Officer Code of Ethics will be disclosed promptly on Form 8-K or any other means approved by the SEC.

     It is against Company policy to retaliate against any employee for good faith reporting of violations of this Code.

XVIII.   IMPLEMENTATION OF THE CODE

          A.       Human Resource Director

     The Human Resource Director is responsible for implementation of the Company's compliance program, including the Code.

          B.       Questions Regarding the Code

     An  employee   who  has  a  question   regarding   the   applicability   or
interpretation of the Code should direct the question to:

          o    his or her manager;

          o    another managerial employee; or

     Questions may also be directed to the Human Resource Director, either in person, in writing or by calling 516-338-8500 or the company's legal counsel, Kramer, Coleman, Wactlar & Lieberman, P.C., 516-822-4820, Attention: Nancy D. Lieberman.

          C.       Reporting of Violations

     If an employee knows of a violation or possible violation of the Code, the employee should immediately report it to:

          o    his or her manager;

          o    another managerial employee;

          o    the Board of Directors; or

          o by calling 1-888-883-1499 in the United States. This toll-free number operates 24 hours per day, 7 days per week, 365 days per year.

An employee may also report a violation or possible violation of the Code directly to the Human Resource Director or the President. Any manager receiving such a report must, when appropriate, immediately advise the Human Resource Director or President. There shall be no reprisals for good faith reporting of actual or possible violations of the Code.

          D.       Investigation of Violations

     All reported violations of the Code will be promptly investigated by the Company and will be treated confidentially to the extent consistent with the Company's interests and as required by law. All investigations by the Company of wrongdoing will be directed by the

Human Resource Director. You are expected to cooperate in the investigation of an alleged violation of the Code. If the result of the investigation indicated that corrective action is required, the Company will decide what steps it should take, including, when appropriate, legal proceedings, to rectify the problem and avoid the likelihood of its recurrence.

          E.       Discipline for Violations

     Disciplinary actions may be taken for:

          o    Authorization or participation in actions that violate the Code.

          o    Failure to report a violation of the Code.

          o Refusal to cooperate in the investigation of a violation of the Code.

          o Failure by a violator's supervisor(s) to detect and report a violation of the Code, if such failure reflects inadequate supervision or lack of oversight.

          o Retaliation against an individual for reporting a violation of the Code.

     Disciplinary action may, when appropriate, include termination.

          F. Waivers of the Code

     The Company's Board of Directors shall review and approve:

          o Any change or waiver of the Code for the Company's executive officers or directors; and

          o Any disclosure made on Form 8-K or on the Company's website regarding such change or waiver.

          G.       Acknowledgment

     The Company requires that all employees sign an acknowledgment confirming that they have received and read the Code and understand it.

                               ACKNOWLEDGMENT FORM



RE: NATHAN'S FAMOUS, INC. CODE OF BUSINESS CONDUCT


     I HAVE RECEIVED AND READ THE COMPANY'S CODE OF BUSINESS CONDUCT (THE "CODE"). I UNDERSTAND THAT THE CODE REPRESENTS THE POLICIES OF NATHAN'S FAMOUS, INC. I AGREE TO FOLLOW AND ADHERE TO THE CODE.


                     SIGNED:                   _________________________

                     NAME:                     _________________________
                                                     (PRINT OR TYPE)
                     EMPLOYEE NUMBER:          _________________________

                     DATE:                     _________________________